EXHIBIT 10.44

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (“Agreement”) is made and entered into as of December 22, 2014 by and between Entropic Communications, Inc. (“Entropic” or “Company”), having a principal place of business at 6350 Sequence Drive, San Diego, CA 92121, and Michael Farese (“Contractor” or “Consultant”).
1.Engagement of Services. Entropic hereby engages Contractor, and Contractor agrees to perform such services as are set forth on Exhibit A (the “Services”). The Services shall be performed at the direction of Ted Tewksbury, Interim CEO, or other executive as designated. All Services shall be performed in a professional manner and in accordance with any mutually agreed upon specifications or descriptions of Services.
2.Compensation.
2.1Fees. In consideration for Services rendered hereunder, Entropic will pay Contractor the fees set forth on Exhibit A. Contractor will invoice Entropic for Services rendered in accordance with the payment schedule set forth in Exhibit A and Entropic shall pay such amounts no later than thirty (30) days after Entropic’s receipt of such invoice.
2.2Expenses. Company shall reimburse Contractor for reasonable expenses incurred in connection with Contractor’s performance of services under this Agreement, provided that the expenses are approved in advance by a Vice President of the Company and Contractor promptly provides documentation satisfactory to Company to support Contractor’s request for reimbursement.
3.Independent Contractor Relationship. Contractor’s relationship with Company will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Contractor will not be entitled to any of the benefits that Company may make available to its employees, including, but not limited to, group health, life insurance, profit-sharing or retirement benefits, paid vacation, holidays or sick leave. Contractor will not be authorized to make any representation, contract or commitment on behalf of Company unless specifically requested or authorized in writing to do so by the CEO of the Company. Contractor will be solely responsible for obtaining any business or similar licenses required by any federal, state or local authority. In addition, Contractor will be solely responsible for, and will file on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. No part of Contractor’s compensation will be subject to withholding by Entropic for the payment of any social security, federal, state or any other employee payroll taxes. Entropic will regularly report amounts paid to Contractor by filing Form 1099-MISC with the Internal Revenue Service as required by law.
3.1Legal Right to Work in the United States. In accordance with immigration laws, Consultant warrants that he/she has the legal right to work in the United States for any company without the requirement for visa or other immigration sponsorship by the Company.
3.2Method of Performing Services; Results. In accordance with Company’s objectives, Contractor will determine the method, details and means of performing the services required by this Agreement. Company shall have no right to, and shall not, control the manner or determine the

1 of 9

method of performing Contractor’s services. Contractor shall provide the services for which Contractor is engaged to the reasonable satisfaction of Company.
3.3Workplace, Hours and Instrumentalities. Contractor may perform the services required by this Agreement at any place or location and at such times as Contractor shall determine. Contractor agrees to provide all tools and instrumentalities, if any, required to perform the services under this Agreement; however, Company will/may at its convenience make available to Contractor suitable office space, computer equipment, and the like, to facilitate the efficient rendering of Contractor’s services to Company. Such facilities shall be used by Contractor, if at all, at Contractor’s discretion, unless otherwise stipulated in Exhibit A.
4.Intellectual Property Rights.
4.1Disclosure and Assignment of Innovations.
(a)Innovations; Company Innovations. “Innovations” includes processes, machines, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs. “Company Innovations” are Innovations that Contractor, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes within the scope of Contractor’s work for Company under this Agreement.
(b)Disclosure and Ownership of Company Innovations. Contractor agrees to make and maintain adequate and current records of all Company Innovations, which records shall be and remain the property of Company. Contractor agrees to promptly disclose to Company every Company Innovation. Contractor hereby does and will assign to Company, or Company’s designee, Contractor’s entire worldwide right, title and interest in and to all Company Innovations and all associated records and intellectual property rights.
(c)Assistance. Contractor agrees to execute upon Company’s request a signed transfer of Company Innovations to Company in the form included with this Agreement for each of the Company Innovations, including, but not limited to, computer programs, notes, sketches, drawings and reports. Contractor agrees to assist Company in any reasonable manner to obtain, perfect and enforce, for Company’s benefit, Company’s rights, title and interest in any and all countries, in and to all patents, copyrights, moral rights, mask works, trade secrets, and other property rights in each of the Company Innovations. Contractor agrees to execute, when requested, for each of the Company Innovations (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, or continuing patent applications thereof), (i) patent, copyright, mask work or similar applications related to such Company Innovation, (ii) documentation (including without limitation assignments) to permit Company to obtain, perfect and enforce Company’s right, title and interest in and to such Company Innovation, and (iii) any other lawful documents deemed necessary by Company to carry out the purpose of this Agreement. If called upon to render assistance under this paragraph, Contractor will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of Company. In the event that Company is unable for any reason to secure Contractor’s signature to any document Contractor is required to execute under this Paragraph 4.1(c) (“Assistance”), Contractor hereby irrevocably designates and appoints Company and Company’s duly authorized officers and agents as Contractor’s agents and attorneys-in-fact to act for and in Contractor’s behalf and instead of Contractor, to execute such document with the same legal force and effect as if executed by Contractor.
(d)Out-of-Scope Innovations. If Contractor incorporates any Innovations

2 of 9

relating in any way to Company’s business or demonstrably anticipated research or development or business which were conceived, reduced to practice, created, derived, developed or made by Contractor either outside of the scope of Contractor’s work for Company under this Agreement or prior to the Effective Date set forth below (collectively, the “Out-of-Scope Innovations”) into any of the Company Innovations, Contractor hereby grants to Company or Company’s designees a royalty-free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Out-of- Scope Innovations which Contractor incorporates, or permits to be incorporated, in any Company Innovations. Contractor agrees that Contractor will not incorporate, or permit to be incorporated, any Innovations conceived, reduced to practice, created, derived, developed or made by others or any Out-of-Scope Innovations into any of the Company Innovations without Company’s prior written consent.
4.2Confidential Information.
(a)Definition of Confidential Information. “Confidential Information” as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Company, Company’s suppliers and customers, and includes, without limitation, Company Innovations, Company Property (defined below), and Company’s information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.
(b)Nondisclosure and Nonuse Obligations. Except as permitted in this paragraph, Contractor shall neither use nor disclose the Confidential Information. Contractor may use the Confidential Information solely to perform services for the benefit of Company. Contractor agrees that Contractor shall treat all Confidential Information of Company with the same degree of care as Contractor accords to Contractor’s own Confidential Information, but in no case less than reasonable care. If Contractor is not an individual, Contractor agrees that Contractor shall disclose Confidential Information only to those of Contractor’s employees who need to know such information, and Contractor certifies that such employees have previously agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those terms and conditions applicable to Contractor under this Agreement. Contractor agrees not to communicate any information to Company in violation of the proprietary rights of any third party. Contractor will immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information and agrees to assist Company in remedying any such unauthorized use or disclosure of the Confidential Information.
(c)Exclusions from Nondisclosure and Nonuse Obligations. Contractor’s obligations under Paragraph 4.2(b) (“Nondisclosure and Nonuse Obligations”) with respect to any portion of the Confidential Information shall not apply to any such portion which Contractor can demonstrate: (a) was in the public domain at or subsequent to the time such portion was communicated to Contractor by Company through no fault of Contractor; or (b) was rightfully in Contractor’s possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Contractor by Company. A disclosure of Confidential Information by Contractor, either: (a) in response to a valid order by a court or other governmental body; (b) otherwise required by law; or (c) necessary to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Contractor shall provide prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent such disclosure.
4.3Ownership and Return of Company Property. All materials (including, without

3 of 9

limitation, documents, drawings, models, apparatus, sketches, designs, lists, all other tangible media of expression), equipment, documents, data, and other property furnished to Contractor by Company, whether delivered to Contractor by Company or made by Contractor in the performance of services under this Agreement (collectively, the “Company Property”) are the sole and exclusive property of Company or Company’s suppliers or customers, and Contractor hereby does and will assign to Company all rights, title and interest Contractor may have or acquire in the Company Property. Contractor agrees to keep all Company Property at Contractor’s premises unless otherwise permitted in writing by Company. At the end of this Agreement, or at Company’s request, and no later than five (5) days after the end of this Agreement or Company’s request, Contractor shall destroy or deliver to Company, at Company’s option: (a) all Company Property; (b) all tangible media of expression in Contractor’s possession or control which incorporate or in which are fixed any Confidential Information; and written certification of Contractor’s compliance with Contractor’s obligations under this subparagraph.
4.4Observance of Company Rules. At all times while on Company’s premises or representing the Company, Contractor will observe Company’s rules and regulations with respect to conduct, health and safety and protection of persons and property.
5.No Conflict of Interest. During the term of this Agreement, Contractor will not accept work, enter into a contract, or accept an obligation, inconsistent or incompatible with Contractor’s obligations, or the scope of services rendered for Company, under this Agreement. Contractor warrants that, to the best of Contractor’s knowledge, there is no other contract or duty on the part of Contractor that conflicts with or is inconsistent with this Agreement. This paragraph 5 does not prevent Contractor from performing services for clients other than Company so long as such services do not directly or indirectly conflict with Contractor’s obligations under this Agreement. During the term of this Agreement, Contractor will not accept work, enter into a contract, accept an obligation, recommend, or assist any company or entity other than Company with home networking or communication on coaxial cabling.
6.Term and Termination.
6.1Term. This Agreement is effective as of January 1, 2015 (“Effective Date”), and will end on June 15, 2015 unless sooner terminated in accordance with subparagraphs 6.2 or 6.3 below. There is a maximum of 576 hours allowable under this Agreement and there is no minimum number of hours committed to the Contractor under this Agreement. This Agreement is renewable upon the mutual consent of both parties. The terms of such renewal must be in writing and signed by both Company and Contractor.
6.2Termination by Company. Company may terminate this Agreement immediately upon Contractor’s breach of Paragraph 4 (“Intellectual Property Rights”), 5 (“No Conflict of Interest”) or 7 (“Noninterference with Business”). For any other material breach of this Agreement by Contractor, Company may terminate this Agreement if Contractor has not cured the breach within ten (10) days of receiving written notice from Company. Company may terminate this Agreement at any time, with termination effective fifteen (15) days after Company’s delivery to Contractor of written notice of termination.
6.3Termination by Contractor. Contractor may terminate this Agreement at any time, with termination effective fifteen (15) days after Contractor’s delivery to Company of written notice of termination
6.4Duties Upon Termination. Upon termination of this Agreement for any reason, Contractor agrees to cease all work on behalf of Company and promptly deliver the results to Company. Company shall promptly pay Contractor all fees and approved expenses incurred by Contractor to the date of termination within thirty (30) days after receiving Contractor’s final invoice.
7.Noninterference With Business. During this Agreement, and for a period equal to the duration of the contractor Term immediately following this Agreement’s termination or expiration, Contractor agrees not to interfere with the business of Company in any manner. By way of example and

4 of 9

not limitation, Contractor agrees not to: (1) solicit or induce any employee or independent contractor to terminate or breach an employment, contractual or other relationship with Company; or (2) interfere with, impair, disrupt or damage Company’s relationship with any of its current or prospective customers by soliciting or encouraging others to solicit any of them for the purpose of diverting or taking away business from Company.
8.General Provisions.
8.1Successors and Assigns. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. Contractor may not assign its rights, subcontract or otherwise delegate its obligations under this Agreement without Company’s prior written consent.
8.2Agreement to Arbitrate. Contractor and Company agree to arbitrate any controversy, claim or dispute between them arising out of or in any way related to this Agreement, the independent contractor relationship between Contractor and Company, and any disputes upon termination of the independent contractor relationship, including claims for violation of any local, state or federal law, statute, regulation or ordinance or common law. The arbitration will be conducted in San Diego, California, by a single neutral arbitrator and in accordance with the American Arbitration Association’s (“AAA”) then current rules for resolution of commercial disputes. The arbitrator shall have the power to enter any award that could be entered by a judge of the trial court of the State of California, and only such power, and shall follow the law. In the event the arbitrator does not follow the law, the arbitrator will have exceeded the scope of his or her authority and the parties may, at their option, file a motion to vacate the award in court. The parties agree to abide by and perform any award rendered by the arbitrator. Judgment on the award may be entered in any court having jurisdiction thereof.
8.3Survival. The definitions contained in this Agreement and the rights and obligations contained in Paragraphs 4 (“Intellectual Property Rights”), 7 (“Noninterference with Business”) and 8 (“General Provisions”) will survive any termination or expiration of this Agreement.
8.4Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may specify in writing.
8.5Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in California, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in California, such personal jurisdiction shall be nonexclusive.
8.6Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.
8.7Waiver; Amendment; Modification. No term or provision hereof will be considered waived by Company, and no breach excused by Company, unless such waiver or consent is in writing signed by Company. The waiver by Company of, or consent by Company to, a breach of any provision of this Agreement by Contractor, shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by Contractor. This Agreement may be amended or modified only by mutual agreement of authorized representatives of the parties in writing.

5 of 9

8.8Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Contractor for Company.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates shown below.

	ENTROPIC COMMUNICATIONS, INC.		CONTRACTOR/CONSULTANT
By:	/S/ Suzanne C. Zoumaras	By:	/S/ Michael Farese
	Suzanne Zoumaras		Michael Farese

Title:	Senior Vice President, Human Resources		Title:	Consultant

Date:	December 22, 2014		Date:	Dec. 22, 2014

	Social Security Number or FEIN:			XXX-XX-XXXX

6 of 9

EXHIBIT A

SERVICES AND FEES

Consultant Name: Michael Farese

Services:
Consultant is hereby retained as an independent contractor to consult with, advise and provide assistance to the Company for such services that may include, but are not limited to:

•	Support Standards and certification activities

•	Support of technology evaluation, roadmap development, and technology projects

•	Support CEO and CFO in business and corporate development activities

•	Support Legal department with patent evaluations and activities

•	Provide advice and consulting to Brani Petrovic, Yoav Hebron, Bruce Grove, and other engineering managers such as Dale Hancock and Rick Morris as requested

•	Meet with the CEO bi-weekly or as requested to synch on technology programs and topics of interest.

•	Continue as Entropic Communications representative to CommNexus

•	Other responsibilities as assigned

Consultant warrants that in rendering services pursuant to this Agreement, Consultant will be required to devote his/her best efforts to the performance of its duties and responsibilities under this Agreement. Consultant will determine the method, details and means of performing the above-described services.

Fees:
As full and complete compensation for the performance of all services and all other obligations undertaken by Consultant hereunder, the Company agrees to pay to Consultant at an hourly rate of $150.00, not to exceed $15,600/month during the Term of this Agreement ("Consulting Fee"). No minimum hours of services are guaranteed under this Agreement. The consultant shall invoice Company on a semi-monthly basis for the services rendered during the prior semi- monthly period. The invoice shall clearly describe the tasks performed and the hours allocated to those tasks. Invoices should be submitted to: Entropic’s Accounts Payable at entr.acctspayable@entropic.com and the individual indicated in Paragraph 1, Engagement of Services, for approval.

7 of 9

ASSIGNMENT OF COMPANY INNOVATIONS

For good and valuable consideration which has been received, the undersigned sells, assigns and transfers to Entropic Communications, Inc. (“Company”), and Company’s successors and assigns, and Company accepts such sale, assignment and transfer of, all rights, title and interest of Michael Farese (“Contractor”), vested and contingent, in and to the Company Innovations, and all associated intellectual property rights (including, without limitation, patent, copyright, moral right, mask-work, and trade secret rights), which were conceived, reduced to practice, created, derived, developed or made during the course of the services performed under this Agreement. Such Company Innovations are more particularly identified in Schedule 1 hereto.

ENTROPIC COMMUNICATIONS, INC.	CONTRACTOR/CONSULTANT
By:	By:	/S/ Michael Farese

Printed Name:	Printed Name:	Michael Farese

Date:	Date:	Dec. 22, 2014

8 of 9

SCHEDULE 1
ASSIGNMENT OF COMPANY INNOVATIONS

1.	Broadband Transceiver design patent for WiFi and other RF applications

2.	Dynamic Bias Control Patent. Docket E140015USU2

□ Check this box and sign below if none
I attest this is true and accurate

By: Michael Farese Signature Printed Name:__Michael Farese__________

Date: Dec 22, 2014

9 of 9